Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 29, 2024 relating to the 2023 financial statements of IEA Energy Services, LLC appearing in the Annual Report on Form 10-K of MasTec, Inc. for the year ended December 31, 2024. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

February 28, 2025